                                                          Exhibit 99.1


                              PRESS RELEASE



Office Depot Contacts                        Viking Office Products Contacts
---------------------                        -------------------------------
Barry Goldstein                              Frank R. Jarc
Executive Vice President & CFO               Executive Vice President & CFO
561/438-4237                                 310/225-4466

Gary Schweikhart                             Charlotte Wiethoff
Vice President Public Relations              Vice President Administration &
Secretary                                    Secretary
561/438-4399                                 310/225-4263


              Office Depot, Inc. and Viking Office Products, Inc.
                         Settle Shareholder Litigation


AUGUST 14, 1998 (Delray Beach, FL and Los Angeles, CA) - OFFICE DEPOT, INC. (NYSE: ODP) and VIKING OFFICE PRODUCTS, INC. (Nasdaq: VKNG) today announced the settlement of Viking shareholder litigation in connection with the companies' May 18, 1998 agreement to merge into a single company.

On August 13, 1998, Office Depot, Viking and the individual defendants, reached an agreement in principle for the settlement of the action entitled Szymczak v. Helford et al., Case No. BC191390, pending in the Superior Court of the State of California, County of Los Angeles. The terms of the settlement agreement are set forth in a Form 8-K filed today with the Securities and Exchange Commission, which is attached.

Various statements in this release may constitute forward-looking statements. Actual results may differ materially from those indicated as a result of various important factors, which are discussed in Viking's and Office Depot's most recent Annual Reports or Forms 10-K and 10-Q, which are on file with the Securities and Exchange Commission.